EXHIBIT 8

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                 June 18, 1997


Imperial Bancorp
9920 South La Cienega Boulevard
Inglewood, California  90301

      Re:   $75,000,000 IMPERIAL CAPITAL TRUST I
            9.98% SERIES B CAPITAL SECURITIES
            -------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Imperial Bancorp, a California corporation (the "Depositor"), and Imperial Capital Trust I, a Delaware business trust (the "Trust"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission")of the Registration Statement on Form S-4, as amended to the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended, and of the Prospectus that is a part thereof (the "Prospectus") with respect to $75,000,000 Imperial Capital Trust I 9.98% Capital Securities (the "Capital Securities") and (ii) the Exchange Offer of Capital Securities specified in the Prospectus. All capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Prospectus.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Trust Agreement, the forms of Capital Securities and Common Securities, the forms of Indenture, Guarantee and the Common Guarantee Agreement (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments, and




NYFS04...:\31\53831\0003\2051\OPN5147N.060

Imperial Bancorp
June 18, 1997
Page 2


have made such inquiries of such officers and representatives of the Depositor, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Capital Securities as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us,
(ii) timely compliance by all parties to the Agreements to the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the Agreements constitute all the agreements, arrangements and understandings between the parties thereto with respect to the transactions contemplated therein and that the representations and warranties contained therein are true.

            The terms of the Agreements and the Capital Securities are incorporated herein by reference.

            Based on the foregoing, it is our opinion that the statements contained in the Prospectus, under the caption "Certain Federal Income Tax Considerations", insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

            The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, quoted or referred to.


                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP